Exhibit 99-B.13 SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS

Total Return Calculation (Standardized)

The standardized rate represents fund performance for the most recent 1-year, 5-year and 10-year periods. The "1-year rate" represents fund performance for the period January 1, 2002 through December 31, 2002; the "5-year rate" is for the period January 1, 1998 through December 31, 2002; the "10-year rate" is for the period January 1, 1993 through December 31, 2002. "Since inception" figures assume the redemption on December 31, 2002 of values attributable to a $1,000 payment made on the date contributions were first received in the fund under the separate account.

The formula used in the computation of the total return calculation is as follows:
Formula
P(1+T)[n] = ERV
P T n ERV

= a hypothetical initial payment of $1,000
= average annual total return
= number of years
= ending redeemable value at the end of 1, 5, or 10 year periods (or a fractional portion thereof) of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year periods

The Total Returns reflect the deduction of all recurring charges during each period (e.g., mortality and expense risk charges and administrative expense charges).

Total Return Calculation (Non-Standardized)

The non-standardized rate represents fund performance for the most recent 1-year, 3-year, 5-year and 10-year periods. The "1-year rate" represents fund performance for the period January 1, 2002 through December 31, 2002; the "3-year rate" is for the period January 1, 2000 through December 31, 2002; the "5-year rate" is for the period January 1, 1998 through December 31, 2002; the "10-year rate" is for the period January 1, 1993 through December 31, 2002.

The non-standardized figures will be calculated in a manner similar to the one discussed above for the standardized figures, except that non-standardized figures will not reflect the deduction of any applicable early withdrawal charge (which would decrease the level of performance shown if reflected in these calculations), and the "Since inception" figures assume the redemption on December 31, 2002 of values attributable to a $1,000 payment made on the inception dates of the funds.

For an illustration of the Computation of the Total Return Quotations, both Standardized and Non-Standardized, see attached.

Fund Name	Separate Account	Maintenance Fee	As of Date
AIM Mid Cap Core Equity Fund - Class A	C	$0.00	12/31/2002
FTVIP Franklin Small Cap Value Securities Fund - Class 2	C	$0.00	12/31/2002
ING Alger Aggressive Growth Portfolio - Service Class	C	$0.00	12/31/2002
ING T. Rowe Price Growth Equity Portfolio - Service Class	C	$0.00	12/31/2002
ING Van Kampen Comstock Portfolio - Service Class	C	$0.00	12/31/2002
ING VP Bond Portfolio - Class R	C	$0.00	12/31/2002
ING VP Index Plus LargeCap Portfolio - Class R	C	$0.00	12/31/2002
ING VP International Value Portfolio - Class R	C	$0.00	12/31/2002
ING VP Small Company Portfolio - Class R	C	$0.00	12/31/2002
ING VP Strategic Allocation Balanced Portfolio - Class R	C	$0.00	12/31/2002
ING VP Strategic Allocation Growth Portfolio - Class R	C	$0.00	12/31/2002
ING VP Strategic Allocation Income Portfolio - Class R	C	$0.00	12/31/2002
Janus Adviser Series Balanced Fund - Class I	C	$0.00	12/31/2002
Janus Adviser Series Flexible Income Fund - Class I	C	$0.00	12/31/2002
Lord Abbett Mid-Cap Value Fund - Class A	C	$0.00	12/31/2002
Oppenheimer Global Fund - Class A	C	$0.00	12/31/2002
Pax World Balanced Fund	C	$0.00	12/31/2002
Pioneer Fund - Class A	C	$0.00	12/31/2002
Scudder Equity 500 Index Fund - Investment	C	$0.00	12/31/2002
UBS U.S. Small Cap Growth Fund - Class A	C	$0.00	12/31/2002

Fund Name	One Year AUV% - Fund Inc Date	Three Year AUV% - Fund Inc Date	Five Year AUV% - Fund Inc Date	Ten Year AUV% - Fund Inc Date	Inception Year AUV% - Fund Inc Date
AIM Mid Cap Core Equity Fund - Class A	(11.98%)	1.00%	5.71%	9.85%
FTVIP Franklin Small Cap Value Securities Fund - Class 2	(10.17%)	7.81%			(0.58%)
ING Alger Aggressive Growth Portfolio - Service Class	(30.88%)				(28.96%)
ING T. Rowe Price Growth Equity Portfolio - Service Class	(24.26%)	(12.84%)	0.16%		0.53%
ING Van Kampen Comstock Portfolio - Service Class					(16.78%)
ING VP Bond Portfolio - Class R	7.26%	7.82%	5.69%	5.79%
ING VP Index Plus LargeCap Portfolio - Class R	(22.31%)	(15.85%)	(0.91%)		5.31%
ING VP International Value Portfolio - Class R	(16.30%)	(9.21%)	5.20%		4.98%
ING VP Small Company Portfolio - Class R	(23.99%)	(6.14%)	1.40%		6.32%
ING VP Strategic Allocation Balanced Portfolio - Class R	(10.44%)	(6.41%)	(1.27%)		4.56%
ING VP Strategic Allocation Growth Portfolio - Class R	(14.62%)	(9.74%)	(2.98%)		4.32%
ING VP Strategic Allocation Income Portfolio - Class R	(5.30%)	(1.70%)	1.29%		5.30%
Janus Adviser Series Balanced Fund - Class I	(7.50%)	(5.54%)	6.74%		10.03%
Janus Adviser Series Flexible Income Fund - Class I	8.63%	6.51%	5.25%		6.54%
Lord Abbett Mid-Cap Value Fund - Class A	(10.65%)	13.18%	8.08%	12.02%
Oppenheimer Global Fund - Class A	(23.22%)	(11.60%)	3.88%	10.26%
Pax World Balanced Fund	(9.77%)	(5.30%)	4.00%	7.69%
Pioneer Fund - Class A	(21.14%)	(11.70%)	0.12%	8.60%
Scudder Equity 500 Index Fund - Investment	(23.00%)	(15.62%)	(1.79%)	8.00%
UBS U.S. Small Cap Growth Fund - Class A	(19.36%)	(4.78%)	2.14%		0.85%

Fund Name	One Year Product% - w/DSC-SA Inc Date	Five Year Product% - w/DSC-SA Inc Date	Ten Year Product% - w/DSC-SA Inc Date	Inception Year Product% - w/DSC-SA Inc Date
AIM Mid Cap Core Equity Fund - Class A
FTVIP Franklin Small Cap Value Securities Fund - Class 2	(14.66%)			(8.71%)
ING Alger Aggressive Growth Portfolio - Service Class				(27.65%)
ING T. Rowe Price Growth Equity Portfolio - Service Class
ING Van Kampen Comstock Portfolio - Service Class				(20.21%)
ING VP Bond Portfolio - Class R	1.89%	4.83%	5.79%
ING VP Index Plus LargeCap Portfolio - Class R	(26.20%)	(1.71%)		3.98%
ING VP International Value Portfolio - Class R	(20.48%)			(16.49%)
ING VP Small Company Portfolio - Class R	(27.79%)	0.58%		3.98%
ING VP Strategic Allocation Balanced Portfolio - Class R	(14.92%)	(2.07%)		4.14%
ING VP Strategic Allocation Growth Portfolio - Class R	(18.89%)	(3.77%)		3.89%
ING VP Strategic Allocation Income Portfolio - Class R	(10.03%)	0.47%		4.87%
Janus Adviser Series Balanced Fund - Class I
Janus Adviser Series Flexible Income Fund - Class I
Lord Abbett Mid-Cap Value Fund - Class A
Oppenheimer Global Fund - Class A
Pax World Balanced Fund	(14.28%)			(11.77%)
Pioneer Fund - Class A
Scudder Equity 500 Index Fund - Investment
UBS U.S. Small Cap Growth Fund - Class A

Fund Name	Separate Account Inception Date	Sep Acct Charge	Free Out	DSC Method
AIM Mid Cap Core Equity Fund - Class A		0.01	0	C
FTVIP Franklin Small Cap Value Securities Fund - Class 2	08/31/2001	0.01	0	C
ING Alger Aggressive Growth Portfolio - Service Class	05/07/2002	0.01	0	C
ING T. Rowe Price Growth Equity Portfolio - Service Class		0.01	0	C
ING Van Kampen Comstock Portfolio - Service Class	05/06/2002	0.01	0	C
ING VP Bond Portfolio - Class R	05/31/1978	0.01	0	C
ING VP Index Plus LargeCap Portfolio - Class R	10/31/1996	0.01	0	C
ING VP International Value Portfolio - Class R	07/26/2001	0.01	0	C
ING VP Small Company Portfolio - Class R	05/30/1997	0.01	0	C
ING VP Strategic Allocation Balanced Portfolio - Class R	07/05/1995	0.01	0	C
ING VP Strategic Allocation Growth Portfolio - Class R	07/05/1995	0.01	0	C
ING VP Strategic Allocation Income Portfolio - Class R	07/05/1995	0.01	0	C
Janus Adviser Series Balanced Fund - Class I		0.01	0	C
Janus Adviser Series Flexible Income Fund - Class I		0.01	0	C
Lord Abbett Mid-Cap Value Fund - Class A		0.01	0	C
Oppenheimer Global Fund - Class A		0.01	0	C
Pax World Balanced Fund	02/21/2001	0.01	0	C
Pioneer Fund - Class A		0.01	0	C
Scudder Equity 500 Index Fund - Investment		0.01	0	C
UBS U.S. Small Cap Growth Fund - Class A		0.01	0	C

Fund Name	One Year DSC	Three Year DSC	Five Year DSC	Ten Year DSC	Fund Incept. DSC	Sep Acct Incept. DSC
AIM Mid Cap Core Equity Fund - Class A	0.05	0.05	0.04	0
FTVIP Franklin Small Cap Value Securities Fund - Class 2	0.05	0.05	0.04	0	0.05	0.05
ING Alger Aggressive Growth Portfolio - Service Class	0.05	0.05	0.04	0	0.05	0.05
ING T. Rowe Price Growth Equity Portfolio - Service Class	0.05	0.05	0.04	0	0.04
ING Van Kampen Comstock Portfolio - Service Class	0.05	0.05	0.04	0	0.05	0.05
ING VP Bond Portfolio - Class R	0.05	0.05	0.04	0
ING VP Index Plus LargeCap Portfolio - Class R	0.05	0.05	0.04	0	0.04	0.04
ING VP International Value Portfolio - Class R	0.05	0.05	0.04	0	0.04	0.05
ING VP Small Company Portfolio - Class R	0.05	0.05	0.04	0	0.04	0.04
ING VP Strategic Allocation Balanced Portfolio - Class R	0.05	0.05	0.04	0	0.03	0.03
ING VP Strategic Allocation Growth Portfolio - Class R	0.05	0.05	0.04	0	0.03	0.03
ING VP Strategic Allocation Income Portfolio - Class R	0.05	0.05	0.04	0	0.03	0.03
Janus Adviser Series Balanced Fund - Class I	0.05	0.05	0.04	0	0.02
Janus Adviser Series Flexible Income Fund - Class I	0.05	0.05	0.04	0	0.02
Lord Abbett Mid-Cap Value Fund - Class A	0.05	0.05	0.04	0
Oppenheimer Global Fund - Class A	0.05	0.05	0.04	0
Pax World Balanced Fund	0.05	0.05	0.04	0		0.05
Pioneer Fund - Class A	0.05	0.05	0.04	0
Scudder Equity 500 Index Fund - Investment	0.05	0.05	0.04	0
UBS U.S. Small Cap Growth Fund - Class A	0.05	0.05	0.04	0	0.04